WARRANT NUMBER ____

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES WHICH MAY BE ISSUED UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) [insert issuance date of warrants], AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY. [FOR CANADIAN WARRANT HOLDERS]

WARRANT AGREEMENT

WARRANT AGREEMENT (this “Warrant”), dated as of _______ __, 2007, by and between RxElite Holdings Inc. (the “Company”), and ______________________ (the “Warrant Holder”).

WITNESSETH

WHEREAS, the parties have entered into that certain Stock Purchase Agreement, dated as of _____________, 2007, by and between the Company and the Warrant Holder (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to issue this Warrant to purchase __________ shares of the Company’s common stock (the “Common Stock”) to the Warrant Holder, subject to the terms set forth herein;

WHEREAS, this Warrant is one of a series of Warrants (the “Warrants”) issued pursuant to the Purchase Agreement; and

WHEREAS, the Company and the Warrant Holder have entered into that certain Amended and Restated Registration Rights Agreement, dated as of ___________, (the “Registration Rights Agreement”) providing for the registration of the Shares (as defined below) under the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.  Warrant; Call.

(a)  The Company hereby grants to the Warrant Holder, subject to the terms set forth herein, the right to purchase at any time during the term commencing on the date that the Company has amended its certificate of incorporation to increase its authorized capital to permit the exercise of all of the Warrants (the “Commencement Date”) and ending at 5:30 p.m., New York time, on the second (2nd) anniversary of the Commencement Date hereof (the “Expiration Date”) __________ shares of Common Stock (the “Shares”), at an initial exercise price of US $0.85 per share, subject to adjustment as provided in Section 3 hereof (as in effect from time to time, the “Exercise Price”).

(b)  Notwithstanding anything herein to the contrary, if after the Commencement Date, the closing bid price of the Common Stock equals or exceeds US $2.20 per share for 20 consecutive trading days, which period shall have commenced only after the Commencement Date (such period the “Threshold Period”), the Company may, within 2 trading days after the end of any such Threshold Period, deliver a written notice to the Warrant Holder (a “Forced Exercise Notice”) to cause the Warrant Holder to exercise this Warrant in its entirety within five trading days (such fifth trading day, the “Forced Exercise Date”), after which date this Warrant shall immediately expire and be of no further force and effect, provided, however, that the Registration Statement (as defined in the Registration Rights Agreement) must have been continuously effective during the Threshold Period. The Company may not deliver a Forced Exercise Notice, and any Forced Exercise Notice delivered by the Company shall not be effective, unless the Registration Statement covering the resale of the Shares remains effective on each trading day occurring during the applicable Threshold Period through and including the Forced Exercise Date.

2.  Exercise of Warrant.

2.1  Exercise. This Warrant may be exercised by the Warrant Holder in accordance with Section 1(a) hereof, in whole or in part, by delivering the Notice of Exercise purchase form, attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Warrant Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, in cash or by wire transfer or check payable to the order of the Company, of the amount obtained by multiplying the number of Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”).

2.2  Issuance of Certificates. As soon as practicable after the exercise of this Warrant (in whole or in part) in accordance with Section 2.1 hereof, the Company, at its expense, shall cause to be issued in the name of and delivered to the Warrant Holder (i) a certificate or certificates for the number of fully paid and non-assessable Shares to which the Warrant Holder shall be entitled upon such exercise and (if applicable) (ii) a new warrant agreement of like tenor to purchase all of the Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Warrant Holder. The Warrant Holder shall for all purposes be deemed to have become the holder of record of such Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2.1, hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.  Adjustments.

3.1  Stock Splits, Stock Dividends and Combinations. If the Company at any time subdivides the outstanding shares of the Common Stock or issues a stock dividend (in Common Stock) on the outstanding shares of the Common Stock, the Exercise Price in effect immediately prior to such subdivision or the issuance of such stock dividend shall be proportionately decreased, and the number of Shares subject hereto shall be proportionately increased, and if the Company at any time combines (by reverse stock split or otherwise) the outstanding shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of Shares subject hereto shall be proportionately decreased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

3.2  Merger or Consolidation. In the case of any consolidation of the Company with, or merger of the Company with or into another entity (other than a consolidation or merger which does not result in any reclassification or change of the outstanding capital stock of the Company), the entity formed by such consolidation or merger shall execute and deliver to the Warrant Holder a supplemental warrant agreement providing that the Warrant Holder shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of capital stock and other securities and property receivable upon such consolidation or merger by a holder of the number of Shares for which such Warrant might have been exercised immediately prior to such consolidation or merger. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in Section 3 hereof.

3.3  Adjustment Upon Issuance of Common Stock. If the Company, at any time prior to the earlier of (i) the Effective Date or (ii) the one-year anniversary of the Closing Date (as defined in the Purchase Agreement), shall sell or grant any option to purchase, or sell or grant any right to reprice its securities, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or securities convertible into Common Stock (collectively, the “Additional Shares”) entitling any person to acquire shares of Common Stock, at an effective price per share less than the then effective Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Additional Shares so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the then effective Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced, concurrently with such Dilutive Issuance, to a price (calculated to the nearest cent) determined by multiplying such Exercise Price by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares so issued would purchase at such Exercise Price; and (B) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Issuance plus the number of such Additional Shares so issued. Such adjustment shall be made whenever such Additional Shares are issued. Notwithstanding the foregoing, no adjustments shall be made under this Section 3.3 in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established, (b) securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the Commencement Date, provided that such securities have not been amended since the Commencement Date to increase the number of such securities or to decrease the exercise, exchange or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions, including but not limited to joint ventures and other strategic partnerships, approved by a majority of the disinterested directors of the Company and (d) securities issued to a bank or other financial institution in connection with a loan transaction provided that the issuance of the securities is not primarily for fundraising purposes and is approved by a majority of the disinterested directors of the Company.

3.4  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 3, the Company, at its expense, shall promptly compute such adjustment or readjustment of the Exercise Price in accordance with the terms hereof and furnish to each Holder of a Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the Exercise Price in effect immediately prior to such adjustment or readjustment and (ii) the number of shares of Common Stock and the amount, if any, of other securities or property that at the time would be received upon the exercise of this Warrant. The Company shall, upon the written request at any time of any Holder of a Warrant, furnish or cause to be furnished to such Holder a like certificate setting forth (x) all adjustments and readjustments of the Exercise Price since the Original Issue Date and (y) the Exercise Price then in effect.

4.  Transfers.

4.1  General. Warrant Holder hereby acknowledges and agrees that the sale, transfer, assignment or pledge of this Warrant and the Shares shall be governed by the Purchase Agreement.

4.2  Warrant Register. The Company will maintain a register containing the names and addresses of the Warrant Holders of this Warrant. Until any transfer of this Warrant is reflected in the warrant register, the Company may treat the Warrant Holder as the absolute owner hereof for all purposes. Any Warrant Holder may change such Warrant Holder’s address as shown on the warrant register by written notice to the Company requesting such change.

5.  No Fractional Shares. Any adjustment in the number of Shares purchasable hereunder shall be rounded to the nearest whole share.

6.  Covenants as to the Shares. The Company covenants and agrees that the Shares issuable upon exercise of this Warrant, will, upon issuance in accordance with the terms hereof, be duly and validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof imposed by or through the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificates in respect of such shares in a name other than that of the Warrant Holder and the Company shall not be required to issue or deliver such certificates unless or until the person(s) requesting the issuance thereof shall have paid to the Company the amount of such tax or it shall be established to the satisfaction of the Company that such tax has been paid. The Company further covenants and agrees that the Company will at all times have authorized and reserved, free from preemptive rights imposed by or through the Company, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented under this Warrant.

7.  Legend. Any certificate evidencing the Shares issuable upon exercise hereof will bear the legend set forth in the Purchase Agreement.

8.  Rights Applicable to the Warrant Shares. The parties hereby acknowledge and agree that the Shares are “Registrable Securities” pursuant to the Registration Rights Agreement.

9.  Dividends and Other Distributions. In the event that the Company shall, at any time prior to the exercise of all Warrants, declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, properties, rights, evidence of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another person, or any other thing of value, the Company shall give the Warrant Holder 10 calendar days’ prior written notice of such proposed dividend or distribution.

10.  Miscellaneous.

10.1  Waivers and Amendments. This Warrant or any provisions hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the Company and by Warrant Holders holding a majority of the then outstanding Warrants issued in a series of financings pursuant to a certain Stock Purchase Agreement dated as of January 19, 2007 and certain Stock Purchase Agreements (including the Purchase Agreement as defined above) of even date herewith.

10.2  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Warrant or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Warrant, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

10.3  Notices. All notices and other communications hereunder shall be made in accordance with the Purchase Agreement.

10.4  Headings. The headings in this Warrant are for convenience of reference only, and shall not limit or otherwise affect the terms hereof.

10.5  Closing of Books. The Company will at no time close its transfer books against the transfer of any Shares issued or issuable upon the exercise of this Warrant in a manner that interferes with the timely exercise of this Warrant.

10.6  No Rights or Liabilities as a Stockholder. This Warrant shall not entitle the Warrant Holder hereof to any voting rights or other rights as a stockholder of the Company with respect to the Shares prior to the exercise of this Warrant. No provision of this Warrant, in the absence of affirmative action by the Warrant Holder to purchase the Shares, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.7  Successors. All the covenants and provisions of this Warrant shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees.

10.8  Severability. If any provision of this Warrant shall be held to be invalid and unenforceable, such invalidity or unenforceability shall not affect any other provision of this Warrant.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed as of the date first written above.

RXELITE HOLDINGS INC.

By:
Name:
Title:

(name of Warrant Holder)

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

(To be signed only on exercise of Warrant)

Dated:________________________

To: RxElite Holdings Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant Agreement, hereby irrevocably elects to:

purchase _____ shares of Common Stock covered by such Warrant Agreement and herewith makes a cash payment of US$_____________, representing the full purchase price for such shares at the price per share provided for in such Warrant Agreement.

Please issue a certificate or certificates representing such shares of Common Stock in the name of the undersigned or in such other name as is specified below.

Signature:
Name (print):
Title (if applicable):
Company (if applicable):